                               DIGITAL LIGHTWAVE, INC.


                             CERTIFICATE OF INCORPORATION



    FIRST:   The name of the Corporation is Digital Lightwave, Inc.

    SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: (a) General. The aggregate number of shares which the Corporation is authorized to issue is 100,000,000 shares, of which 20,000,000 shall be shares of Preferred Stock, $.0001 par value per share (the "Preferred Stock") and 80,000,000 shall be shares of Common Stock, $.0001 par value per share (the "Common Stock").

    (b) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

    The authority of the Board of Directors with respect to each series of the Preferred Stock shall include, but not be limited to, determination of the following:

    (i) The number of shares constituting that series and the distinctive designation of that series;

    (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

    (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    (viii) Any other relative rights, preferences and limitations of that series.

    (c) Common Stock. Each share of Common Stock issued and outstanding shall have one vote upon matters submitted to the common stock shareholders for a vote.


    FIFTH: The Board of Directors shall have the power to adopt, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary,
Article II, Sections 1(c), 5 and 7; Article III, Section 2; and Article V of the Bylaws as originally adopted by the sole incorporator shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 70% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class; provided, however, that the Continuing Directors by a two-thirds vote of such Continuing Directors as defined in Article Eighth hereof may amend or repeal the foregoing Bylaw provisions without the requirement of such shareholder vote. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Fifth; provided, however, that if the Continuing Directors as defined in Article Eighth shall by a two-thirds vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

    SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required to be taken by the stockholders of the Corporation may be effected by a consent to such action signed by the holders of a majority of the class of stock entitled to vote thereon if approved by a two-thirds vote of the Continuing Directors. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article Sixth; provided, however, that if the Continuing Directors as defined in Article Eighth shall by a two-thirds vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

    SEVENTH: (a) The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation.

    (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of the directors of Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. From and after the annual meeting of stockholders held in 1996, the directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their elections.

    (c) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

    (d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    (e) Subject to the rights of any Preferred Stock to elect directors under specified circumstances, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least 70% of the voting power of all shares to Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that if the Continuing Directors, as defined in Article Eighth, shall by a majority vote of such Continuing Directors have adopted a resolution approving the removal of any director and have determined to recommend such removal for approval by the holders of stock entitled to vote thereon, then such director may be removed from office with or without cause upon the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon, voting together as a single class.

    (f) To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

    (g) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Seventh; provided however, that if the Continuing Directors as defined in Article Eighth shall by a two-thirds vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

    EIGHTH: (a) In addition to any affirmative vote required by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors pursuant to its authority under Article Fourth of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any Business Combination involving the Corporation or any Subsidiary and any Related Person or any Affiliate or Associate of a Related Person shall be subject to approval or authorization in the manner provided by this Article Eighth. Certain capitalized terms used herein are defined in paragraph (d) of this Article Eighth.

    (b) Except as otherwise expressly provided in paragraph (c) of this Article Eighth, no Business Combination shall be consummated or effected, either directly or indirectly, unless such Business Combination shall have been approved or authorized by the affirmative vote of the holders of not less than seventy percent (70%) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or an Affiliate or Associate of such Related Person, voting together as a single class (it being understood for purposes of this Article Eighth, each share of Voting Stock shall have one vote, notwithstanding any provision contained in Article Fourth to the contrary), notwithstanding the fact that no vote for such transaction or approval by some lesser percentage of stockholders may be required or specified by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors of the Corporation pursuant to its authority under Article Fourth of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise.

    (c) The approval or authorization of any Business Combination in the manner provided for by paragraph (b) of this Article Eighth shall not be required if all the conditions specified in either paragraph (c)(i) or paragraph
(c)(ii) of this Article Eighth are satisfied:

         (i) such Business Combination shall have been expressly approved by not less than two-thirds of the Continuing Directors, either in advance of or subsequent to a Related Person having become a Related Person; or

         (ii) all of the conditions specified in the following clauses shall have been met:

             (A) the Fair Market Value as of the Consummation Date of the consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in the Business Combination is not less than the Highest Per Share Price (it being understood that the provisions of this subparagraph (c)(ii)(A) shall be required to be met with respect to every class or series of the outstanding Capital Stock, whether or not the Related Person has previously acquired any shares of a particular series or class of Capital Stock); and

             (B) the form of consideration to be received by Disinterested Stockholders in the Business Combination shall be United States currency or the form of consideration used by the Related Person in acquiring the largest aggregate number of shares of the Capital Stock that such Related Person has previously acquired; and

             (C) after such Related Person has become a Related Person and prior to the Consummation Date: (1) except as approved by not less than two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Capital Stock; and (2) such Related Person shall have not become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

             (D) after such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise: and

             (E) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Act as then in effect shall have been mailed to all Disinterested Stockholders at least thirty (30) days prior to the date of the stockholders' meeting at which such Business Combination is to be considered (whether or not a proxy or information statement is required to be mailed pursuant to the Act) and such proxy or information statement shall have contained at the front thereof, in a prominent place, such recommendations and other relevant information concerning the Business Combination as a majority of the Continuing Directors may determine so to include.

             (d)  For the purposes of this Article Eighth:

                 (i) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar United States statute enacted to supercede or supplement the Act.

                 (ii) The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 under the Act, as in effect on December 1, 1995, and shall include any Person that, after giving effect to a Business Combination, would become an Affiliate.

                 (iii) The term "Announcement Date" shall mean the date of the first public announcement of a proposed Business Combination.

                 (iv) The term "Associate" shall have the meaning ascribed to it in Rule 12b-2, under the Act as in effect on December 1, 1995 (the term "registrant, as used in such Rule 12b-2, meaning in this case the Corporation), and shall include any Person that, after giving effect to a Business Combination, would become an Associate.

                 (v) The terms "Beneficial Owner" or "Beneficially Owned" shall mean, or refer to stock ownership by, any person who beneficially owns any Voting Stock within the meaning ascribed in Rule 13d-3 under the Act as in effect on December 1, 1995 or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise. A Person shall be deemed the Beneficial Owner of all Capital Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

                 (vi) The term "Business Combination" shall mean any (A) merger or consolidation of the Corporation or a Subsidiary with or into a Related Person or any other corporation which is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person; (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate or Associate of any Related Person, of all or any Substantial Amount of the assets of the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries, other than in the ordinary course of business;
(C) adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person; (D) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries (in one transaction or a series of transactions) of all or any Substantial Amount of the assets of a Related Person or any Affiliate or Associate of any Related Person, other than in the ordinary course of business;
(E) issuance, pledge or transfer of securities of the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for a Substantial Amount of cash, securities or other property (or a combination thereof), except any issuance, pledge or transfer of such securities to any such Person if such Person is acting as an underwriter with respect to such securities; (F) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, any merger or consolidation of the Corporation with or into one or more Subsidiaries, or any other transaction that would have the effect, either directly or indirectly, of increasing the voting power or the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Related Person or any Affiliate or Associate of any Related Person; (G) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination; and (H) any series of transactions that not less than two-thirds of the Continuing

Directors determine are related and, if taken together, would constitute a Business Combination under this definition of Business Combination

                 (vii) The term "Capital Stock" shall mean all capital stock of any class of the Corporation authorized to be issued from time to time under this Certificate of Incorporation whether now or hereafter outstanding.

                 (viii) The term "Consummation Date" shall mean the date of the consummation of the Business Combination.

                 (ix) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not the Related Person, and not anAffiliate, Associate, representative or nominee of the Related Person or of suchan Affiliate or Associate, that is involved in the relevant Business Combination, and (A) was a member of the Board of Directors prior to the Determination Date with respect to such Related Person or (B) whose initial election as a director of the Corporation succeeds a Continuing Director and was recommended by a majority vote of the Continuing Directors then in office; provided, that in either case, such Continuing Director shall have continued in office after becoming a Continuing Director.

                 (x) The term "Determination Date" shall mean the date and time at which a Person became a related Person.

                 (xi) The term "Disinterested Stockholder" shall mean a holder ofshares of a particular class or series of Capital Stock who is not
(A) a Related Person with or for the benefit of whom a Business Combination is proposed to be consummated or (B) an Affiliate or Associate of such Related Person.

                 (xii) The term "Fair Market Value" shall mean (A) in the case of United States currency, the amount thereof; (B) in the case of stock and other securities, the highest closing sales price during the 30-day period immediately preceding the date in question of a share or trading unit of such stock or security on the Composite Tape for New York Stock Exchange -- Listed Stocks, or, if such stock or security is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Act on which such stock or security is listed, or, if such stock or security is not listed on any such securities exchange, the highest closing sale price or bid quotation with respect to a share or trading unit of such stock or security during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system or, if no such quotations are available, the fair market value on the date in question of a share or trading unit of such stock or security as determined in good faith by a majority vote of the Continuing Directors; and (C) in the case of property other than cash, stock or other securities, the fair market value of such property on the date in question as determined in good faith by a majority vote of the Continuing Directors.

                 (xiii) The term "Highest Per Share Price" shall mean, with respect to the consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in any particular Business Combination, the higher of the following:

              (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring Beneficial Ownership of any of its holdings of such class or series of Capital Stock of this corporation (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

              (B) the Fair Market Value per share of the shares of Capital Stock being acquired in the Business Combination as of (1) the Announcement Date or (2) the date on which the Related Person became a Related Person, whichever is higher.

    For the purposes of this paragraph (d)(xiii), (A) the price deemed to have been paid by a Related Person for any shares of Capital Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price which is the highest of the following: (1) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such acquisition) or
(2) the Fair Market Value of such Capital Stock as of the day when the Related Person became a Beneficial Owner thereof; (B) in determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account, regardless of whether the shares were purchased before or after the Related Person became a Related Person; (C) a Person shall be deemed to have acquired a share of Capital Stock at the time when such Person became the Beneficial Owner thereof; and (D) appropriate adjustments shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Capital Stock.

                 (xiv) The phrase "consideration to be received" as used in subparagraph (c)(ii)(A) of this Article Eighth shall include, without limitation, the shares of Common Stock or any other class or series of Capital Stock retained by the Disinterested Stockholders in the event of a Business Combination that is a merger or consolidation in which the Corporation is the surviving entity.

                 (xv) The term "Person" shall mean any individual, corporation, partnership or other entity, including any group comprised of any Person and any other Person or any Affiliate or Associate thereof with whom such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, that is a member of such group.

                 (xvi) The term "Related Person" shall mean any person who alone or together with any Affiliates or Associates is:

              (A)  the Beneficial Owner, directly or
         indirectly, of an aggregate percentage of the outstanding Voting Stock equal to or exceeding ten percent (10%), or

              (B) an assignee of or otherwise has succeeded to the Beneficial Ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended;

    provided, however, that the term "Related Person" shall not include (w) the sole incorporator of the Corporation or any of his Affiliates or Associates as designated in his sole discretion by him, (x) the Corporation or any Subsidiary all of the Capital Stock of or other ownership interest in which is directly or indirectly owned by the Corporation, (y) any Person whose acquisition of such aggregate percentage of Voting Stock was approved by not less than a two-thirds vote of the Continuing Directors prior to such acquisition or (z) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary when acting in such capacity with respect to any such Plan.

                 (xvii) The term "Subsidiary" shall mean any Person a majority of any class of equity securities in which is owned, directly or indirectly, by the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries.

                 (xviii) The term "Substantial Amount" shall mean an amount of stock, securities or other assets or property having a Fair Market Value equal to ten percent or more of the Fair Market Value of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole as of the end of the most recent fiscal year of the Corporation ended prior to the time as of which the determination is being made.

                 (xix) The term "Voting Stock" shall mean all Outstanding Common Stock of the Corporation and all other Outstanding Capital Stock, if any, entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of voting Stock shall refer to such proportion of the votes entitled to be cast by the holders of such shares of Common Stock and other Capital Stock voting as one class (it being understood that for purposes of this Article Eighth, each share of voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation).

    (e) The fact that any Business Combination complies with the provisions of paragraph (c)(ii) of this Article Eighth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

    (f) A two-thirds majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eighth, on the basis of information known to them after reasonable inquiry, (i) whether a person is a Related Party, (ii) the number of shares of Voting Stock Beneficially Owned by any person, and (iii) whether a person is an Affiliate or Associate of another. A two-thirds majority of the Continuing Directors of the Corporation shall have the further power to interpret all of, the terms and provisions of this Article Eighth.

    (g) The affirmative vote of not less than seventh percent (70%) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or any Affiliate or Associate of a Related Person shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, the provisions set forth in this Article Eighth; provided, however, that if the Continuing Directors shall by a two-thirds vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

    NINTH: Subject to the other terms of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

    TENTH:  The name and address of the sole incorporator is as follows:

    Bryan J. Zwan
    601 Cleveland Street, Fifth Floor
    Clearwater, Florida 34615

    ELEVENTH:  The period of duration of the Corporation is perpetual.

    TWELFTH: The number of the members of the initial Board of Directors is one (1), and the name and address of the person to serve as the initial director of the Corporation until his successors are duly elected and qualified as provided in the Corporation's bylaws is:

                                    Bryan J. Zwan
                          601 Cleveland Street, Fifth Floor
                              Clearwater, Florida 34615


    THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 3rd day of January, 1996.


                                            /s/ Bryan J. Zwan
                                            -----------------------------------
                                             Bryan J. Zwan

                               CERTIFICATE OF AMENDMENT
                                          TO
                         THE CERTIFICATE OF INCORPORATION OF
                               DIGITAL LIGHTWAVE, INC.


    Pursuant to the provisions of Sections 228 and 242 of the Delaware General Corporation Law, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation;

    1.   The name of the corporation is Digital Lightwave, Inc. (the
         "Corporation").

    2. The following amendment to the Certificate of Incorporation of the Corporation was duly adopted by the written consent of 94.18 percent of the votes attributable to the aggregate issued and outstanding shares of the capital stock of the Corporation:

              Article Fourth, section (a) is deleted in its entirety and the following inserted in lieu thereof:

                   FOURTH:   (a)  General.  The aggregate number of shares
              which the Corporation is authorized to issue is 220,000,000 shares, of which 20,000,000 shall be shares of Preferred Stock, $.0001 par value per share (the "Preferred Stock") and 200,000,000 shall be shares of Common Stock, par value $.0001 per share (the "Common Stock").

    3. The foregoing amendments have been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.


Dated: July 25, 1996.


                                       Digital Lightwave, Inc.
                                       a Delaware corporation


                                       By: /s/ Bryan J. Zwan
                                            ------------------------------------
                                           Bryan J. Zwan, Chief Executive
                                              Officer


                                       By: /s/ Beth A. Morris
                                            ------------------------------------
                                           Beth A. Morris, Secretary